UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 20, 2021

Date of Report (Date of earliest event reported)

Rocky Mountain Industrials, Inc.

(formerly RMR Industrials, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55402	46-0750094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 DTC Blvd., Suite 130

Denver, CO 80237

(Address of Principal Executive Offices)

(720) 614-5213

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure

On April 19, 2021 Rocky Mountain Industrials Inc. (RMI) issued a press release announcing the completion of $65,209,784 in Municipal Bond Financing for Rocky Mountain Rail Park. The press release is detailed below and a copy of the press release is attached hereto in exhibit 99.1.

ROCKY MOUNTAIN INDUSTRIALS COMPLETES $65,209,784 FINANCING

Denver, Colorado (April 19, 2021) – Rocky Mountain Industrials Inc. (RMI), Colorado’s next generation infrastructure company, announced today that its 620-acre Rocky Mountain Rail Park located in Adams County raised $65,209,784 toward expedited completion of the Rail Park’s construction.

The transaction was solely underwritten by Piper Sandler & Co. “After working with the development team for over a year on a complex transaction, we are thrilled with the outcome and the market receptivity of the developer’s vision for the project” commented Piper Sandler & Co. Institutional investors who participated included BlackRock, JPMorgan Asset Management, Wells Fargo, and Invesco, along with other regional investment funds.

“The broad range of institutional participants in this transaction validates our vision for the project and importance of our infrastructure solution in Denver and the Rocky Mountain Region,” said Brian Fallin, CEO of RMI, “We are pleased with another efficient financing for the Rail Park.”

RMI began construction on the properties south parcel in March 2021, with plans to follow a phased approach to the rail-served northern parcels.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description*

99.1*	Press release dated April 19, 2021

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2021	By:	/s/ Brian Fallin

Brian Fallin
Chief Executive Officer
(Principal Executive Officer)